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                                 LOAN AGREEMENT


                                   dated as of

                                October 29, 1999

                                  By and Among

                           EMERGING ALPHA CORPORATION,

                                 GAS JACK, INC.,

                                       and

                             HIBERNIA NATIONAL BANK


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



                                 LOAN AGREEMENT


     THIS LOAN AGREEMENT dated as of October 29, 1999, by and among EMERGING ALPHA CORPORATION, a Delaware corporation ("Emerging Alpha"), GAS JACK, INC., an Oklahoma corporation ("Gas Jack"), and HIBERNIA NATIONAL BANK, a national banking association ("Bank").

                              W I T N E S S E T H:

     WHEREAS, Emerging Alpha and Gas Jack (collectively, the "Borrowers") have applied to Bank for a $1,000,000.00 revolving line of credit; and,

     WHEREAS, Bank has agreed to provide such requested credit facility to the Borrowers pursuant to the terms of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth, the Borrowers and Bank do hereby covenant and agree as follows, to-wit:


                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS


     Section 1.1. Defined Terms. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

     "Account Debtor" shall mean a Person obligated upon a Receivable owed to either of the Borrowers.

     "Assignment of Leases" shall mean that certain Collateral Assignment of Leases dated of even date herewith granted by Gas Jack to Bank affecting all right, title and interest in and to its leases of compressors to its customers, and all proceeds thereof, as the same may from time to time be amended, modified or supplemented and in effect.

     "Agreement" shall mean this Loan Agreement, as the same may from time to time be amended, modified or supplemented and in effect.

     "Bank" shall mean Hibernia National Bank, a national banking association.

     "Bank's Current Revolving Loan Commitment Exposure" shall have the meaning ascribed to such term in Section 2.1 hereof.

     "Base Rate" shall mean the per annum rate of interest published from time to time in the Wall Street Journal as the "prime rate" or the base rate of interest on corporate loans posted by at least 75% of the nation's 30 largest banks, such rate to be adjusted automatically on and as of the effective date of any change in such rate.

     "Borrowers" shall mean, collectively, Emerging Alpha Corporation, a Delaware corporation which intends to change its name to Compresco, Inc., together with its successors and assigns, and Gas Jack, Inc., an Oklahoma corporation, together with its successors and assigns, and "Borrower" shall refer to either of them, as the context may require.

     "Borrowing Base Amount" shall mean, as determined by Bank from time to time, the lesser of (a) $1,000,000.00; or (b) the sum of (i) 80% of the aggregate amount of Eligible Receivables (or such lesser percentage as Bank deems appropriate, in its sole discretion, exercising reasonable credit judgment), plus (ii) the lesser of (1) 50% of the aggregate amount of Eligible Inventory (or such lesser percentage as Bank deems appropriate, in its sole discretion, exercising reasonable credit judgment), or (2) an amount equal to the amount determined at any time pursuant to clause (b)(i) hereof. Bank shall have the right to make adjustments to advance rates and as to the eligibility of Inventory and Receivables as a result of field examinations of Borrowers' Collateral (using reasonable lending discretion) which Bank shall perform from time to time as deemed necessary by Bank at any time while any Revolving Loans remain outstanding.

     "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Louisiana or a day on which national banks are authorized to be closed in New Orleans, Louisiana.

     "Cash Flow" shall mean, for any period, the earnings of such Person(s) before interest, taxes, depreciation and amortization.

     "Collateral" shall mean any interest in any kind of property or assets pledged, mortgaged or otherwise subject to an Encumbrance in favor of Bank pursuant to the Collateral Documents.

     "Collateral Documents" shall collectively refer to the Assignment of Leases, the Security Agreements, the Stock Pledge, the Securities Account Pledge, all related financing statements required by Bank, and any and all other documents in which an Encumbrance is created on any property of the Borrowers or of any third person to secure payment of the Indebtedness of Borrowers or any part thereof.

     "Consolidated  Subsidiary"  or  "Consolidated  Subsidiaries"  shall  mean a
     Subsidiary or Subsidiaries, respectively, of Emerging Alpha, whose financial statements are prepared on a consolidated basis with those of Emerging Alpha in accordance with GAAP, and shall specifically include Gas Jack.

     "Current   Assets"  shall  mean  the  assets  of  Emerging  Alpha  and  its
     Consolidated Subsidiaries treated as current assets in accordance with GAAP.

     "Current Liabilities" shall mean all liabilities of Emerging Alpha and its Consolidated Subsidiaries treated as current liabilities in accordance with GAAP, including without limitation, all obligations payable on demand or within one year after the date on which the determination is made, and final maturities and sinking funds payments required to be made within one year after the date on which the determination is made, but excluding all such liabilities or obligations which are renewable or extendible at the option of such Person to a date more than one year from the date of determination.

     "Current Ratio" shall mean, at any time, the ratio of Current Assets to Current Liabilities.

     "Debt" shall mean any and all amounts and/or liabilities owing from time to time by Borrowers (or any one or more of them) to any Person, including the Bank, direct or indirect, liquidated or contingent, now existing or hereafter arising, including without limitation (i) indebtedness for borrowed money; (ii) the amounts of all standby and commercial letters of credit and bankers acceptances, matured or unmatured, issued on behalf of Borrowers (or any one or more of them); (iii) guaranties by the Borrowers (or of any one or more of them) of the obligations of any other Person, whether direct or indirect, whether by agreement to purchase the indebtedness of any other Person or by agreement for the furnishing of funds to any other Person through the purchase or lease of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the indebtedness of any other Person, or otherwise; (iv) the present value of all obligations of the Borrowers (or any one or more of them) for the payment of rent or hire of property of any kind (real or personal) under leases or lease agreements required to be capitalized under GAAP, and (v) trade payables incurred in the ordinary course of business or otherwise by Borrowers (or any one or more of them).

     "Debt Service Coverage Ratio" shall mean, for any twelve-month period ending on the date of determination of same, the ratio of (1) the earnings of Emerging Alpha and its Consolidated Subsidiaries before interest, taxes, depreciation and amortization during such period to (2) the amount of interest expense and current maturities of long-term indebtedness of Emerging Alpha and its Consolidated Subsidiaries during such period.

     "Default" shall mean an event which with the giving of notice or the lapse of time (or both) would constitute an Event of Default hereunder.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Eligible Inventory" shall mean all of the Inventory of Borrowers except:

          (a) Inventory that is not encumbered by a first priority perfected Encumbrance granted in favor of Bank, where first priority perfection is confirmed by evidence or opinions acceptable to Bank.

          (b) Inventory that is not owned by Borrowers free and clear of all Encumbrances and claims of third parties except for Permitted Encumbrances.

          (c) Inventory that Bank, in its sole discretion, deems obsolete, unsalable, damaged, defective, or unfit for sale or lease or further processing.

          (d) Inventory which Bank, exercising reasonable credit judgment, deems to be unqualified or ineligible.

          (e) Inventory located at a leased location unless a subordination of the landlord's lien has been provided to Bank in form and substance which is satisfactory to Bank.

     "Eligible Receivables" shall mean, at any time, all Receivables which contain selling terms and conditions acceptable to Bank. The net amount of any Eligible Receivables against which Borrowers may borrow shall exclude all returns, discounts, credits, and offsets of any nature. Unless otherwise agreed to by Bank in writing, Eligible Receivables do not include:

          (a) Receivables that are not encumbered by a first priority perfected Encumbrance granted in favor of Bank, where first priority perfection is confirmed by evidence or opinions acceptable to Bank.

          (b) Receivables that are not free and clear of all Encumbrances and claims of third parties, except for Permitted Encumbrances.

          (c)  Receivables that have not been paid in full within the earlier of
               (i) three (3) times ordinary invoice terms from the invoice date, or (ii) ninety (90) days from the invoice date.

          (d) Receivables of any Account Debtor with more than twenty-five percent (25%) aggregate Receivables owed being due and payable for more than the lesser of (i) three (3) times ordinary invoice terms from the invoice date, or (ii) ninety (90) days from the invoice date, unless Bank, upon request of Borrowers and in its sole discretion, agrees to allow inclusion of the Receivables from any particular Account Debtor for a particular month as Eligible Receivables.

          (e) Receivables due from any single Account Debtor (including all subsidiaries and affiliates of an Account Debtor) in excess of fifty percent (50%) of either Borrower's total otherwise Eligible Receivables, unless

               Bank, upon request of Borrowers and in its sole discretion, agrees to allow inclusion of the excess Receivables (or a portion thereof) from any such Account Debtor for a particular month as Eligible Receivables.

          (f) Receivables with respect to which the Account Debtor is a shareholder, a director, an officer, an employee, or an agent of either Borrower.

          (g) Receivables with respect to which the Account Debtor is a Subsidiary of, or affiliated with or related to either Borrower or its shareholders, directors, or officers.

          (h)  Receivables   with   respect   to  which   goods  are  placed  on
               consignment, guaranteed sale, or other terms by reason of which the payment by the Account Debtor may be conditional.

          (i) Receivables with respect to which the Account Debtor is a resident of, or incorporated in, a jurisdiction located outside of the United States, except to the extent such Receivables are supported by insurance, bonds or other assurances satisfactory to Bank.

          (j) Receivables with respect to which either Borrower is or may become liable to the Account Debtor for goods sold or services rendered by the Account Debtor to such Borrower.

          (k) Receivables which are subject to dispute, counterclaim, or setoff.

          (l) Receivables with respect to which the goods have not been shipped or delivered, or the services have not been rendered, to the Account Debtor.

          (m) Receivables which Bank, exercising reasonable credit judgment, deems to be ineligible for any reasonable reason.

          (n) Receivables of any Account Debtor who has filed or has had filed against it a petition in bankruptcy or an application for relief under any provision of any state or federal bankruptcy, insolvency, or debtor-in-relief acts; or who has had appointed a trustee, custodian, or receiver for the assets of such Account Debtor; or who has made an assignment for the benefit of creditors or has become insolvent or fails generally to pay its debts (including its payrolls) as such debts become due.

          (o)  Receivables  with  respect  to which  the  Account  Debtor is the
               United States government or any department or agency of the United States, unless encumbered by a first priority perfected Security Interest granted in favor of Bank, acknowledged by the appropriate governmental agency and where first priority perfection is confirmed by evidence or opinions acceptable to Bank.

          (p)  Receivables arising pursuant to a bonded contract.

     "Emerging  Alpha"  shall  mean  Emerging  Alpha  Corporation,   a  Delaware
     corporation which intends to change its name to Compresco, Inc., together with its successors and assigns.

     "Encumbrances" shall mean individually, collectively and interchangeably any and all presently existing and/or future mortgages, liens, privileges, servitudes, rights-of-way and other contractual and/or statutory security interests and rights of every nature and kind that, now and/or in the future may affect the property of either Borrower or any part or parts thereof.

     "Environmental Laws" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource
     Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., the Louisiana Environmental Affairs Act, La. R.S. 30:2001 et seq., or other applicable Governmental Requirements or regulations adopted pursuant to any of the foregoing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Equipment" shall mean all machinery, equipment, furniture and fixtures, now owned or hereafter acquired by either Borrower, or in which either Borrower now has or hereafter may acquire any right, title or interest, and any and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, products, equipment and accessories installed therein or affixed thereto, including, but not limited to, all equipment as defined in ss. 9-109(2) of the UCC, and all fixtures as defined in ss. 9-313(1)(a) of the UCC.

     "Event   of   Default"   shall   mean   individually,    collectively   and
     interchangeably  any of the  Events of Default  set forth  below in Section
     10.1 hereof.

     "Funded Debt" shall mean, at any time, the sum of all interest-bearing Debt of Emerging Alpha and its Consolidated Subsidiaries.

     "Funded Debt to Cash Flow Ratio" shall mean, as of the end of each fiscal quarter of Emerging Alpha and its Consolidated Subsidiaries (including Gas
     Jack), the ratio of (1) the amount of Funded Debt of Emerging Alpha and its Consolidated Subsidiaries at the end of such fiscal quarter, to (2) the amount of Cash Flow of Emerging Alpha and its Consolidated Subsidiaries for the immediately preceding twelve-month period ending as of the end of the such fiscal quarter.

     "GAAP" shall mean, at any time, accounting principles generally accepted in the United States as then in effect.

     "Gas Jack" shall mean Gas Jack, Inc., an Oklahoma corporation, together with its successors and assigns.

     "General Intangibles" shall mean all general intangibles, as defined in ss.9-106 of the UCC, of the Borrowers, whether now owned or hereafter acquired, and shall include, without limitation (i) all contractual rights and obligations or indebtedness owing to Borrowers (other than Receivables) from whatever source arising (including, without limitation, all rights of the Borrowers under leases of compressors or other Inventory or Equipment of Borrowers to third parties); (ii) all things and actions, rights represented by judgments and claims arising out of tort and other claims related to the Collateral, including the right to assert and otherwise be the proper party of interest to commence and prosecute actions; (iii) all goodwill, patents, patent licenses, trademarks, trademark licenses, trade names, service marks, trade secrets, rights and intellectual property, copyrights, permits and licenses; (iv) all rights or claims in respect of refunds for taxes paid; and (v) all deposit accounts of Borrowers.

     "Governmental Requirement" shall mean any applicable state, federal or local law, statute, ordinance, code, rule, regulation, order or decree.

     "Guaranties" shall mean that certain Commercial Guaranty of Brooks Mims Talton, III, dated of even date herewith, together with any other guaranties of any Person which guarantee payment of any part of the Indebtedness, as any of such guaranties may be amended and from time to time in effect.

     "Guarantors" shall mean Brooks Mims Talton, III, together with any other Persons who may from time to time guarantee payment of any part of the Indebtedness.

     "Indebtedness"  shall mean,  at any time,  the  indebtedness  of  Borrowers evidenced by the Revolving Note executed by Borrowers pursuant to this Agreement, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges, together with all commitment fees and other indebtedness and costs and expenses for which Borrowers are responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" also includes any and all other loans, extensions of credit, obligations, debts and liabilities, plus interest thereon, of Borrowers (or either one of them) that may now and in the future be owed to or incurred in favor of Bank, as well as all claims by Bank against Borrowers, whether existing now or later; whether they are voluntary or involuntary, due or to become due, direct or indirect or by way of assignment, determined or undetermined, absolute or contingent, liquidated or unliquidated; whether Borrowers may be liable individually or jointly with others, of every nature and kind whatsoever, in principal, interest, costs, expenses and reasonable attorneys' fees and all other fees and charges; whether Borrowers may be obligated as principal obligor, guarantor, surety, accommodation party or otherwise.

     "Inventory" shall mean all inventory, as defined in ss.9-109(4) of the UCC, of Borrowers, whether now owned or hereafter acquired by Borrowers, wherever located, and shall include all of Borrowers' raw materials, work in process, finished goods, merchandise, parts and supplies, of every kind and description, and goods held for sale or lease or furnished under contracts of service in which Borrowers now have or hereafter acquire any right, whether held by Borrowers or others, and all documents of title, warehouse receipts, bills of lading, and all other documents of every type covering all or any part of the foregoing. Inventory includes inventory temporarily out of the custody or possession of Borrowers and all returns on Receivables.

     "Investment Property" shall all investment property of Borrowers, whether now owned or hereafter acquired, consisting of certificated and uncertificated securities, securities entitlements, securities accounts, commodity contracts and commodity accounts (as each of said items are defined in ss. 9-115 of the UCC and in La. R. S. 10:8-102).

     "Keenan" shall mean Burt H. Keenan (Social Security No. ###-##-####), his successors, heirs, legatees and assigns.

     "Loan Documents" shall mean this Agreement, the Revolving Note, the Collateral Documents and any other Related Documents.

     "Lockbox  Account" shall have the meaning  ascribed to such term in Section
     8.15 hereof.

     "Material Adverse Change" shall mean, with respect to either of the Borrowers, an event which causes a material adverse effect on the business, assets, operations or condition (financial or otherwise) of either such Borrower, or which otherwise changes in a materially adverse way any other facts, circumstances or conditions which Bank has relied upon or utilized in making the Revolving Loan Commitment hereunder.

     "Permitted  Encumbrances"  shall have the meaning  ascribed to such term in
     Section 9.4 hereof.

     "Person" shall mean an individual or a corporation, partnership, trust, joint venture, incorporated or unincorporated association, joint stock company, government, or an agency or political subdivision thereof, or other entity of any kind.

     "Receivables" shall mean, with respect to Borrowers, all accounts (as such term is defined in ss.9-106 of the UCC) of Borrowers, and shall include all trade accounts, other receivables, or other rights to payment for goods sold or leased by or services rendered by Borrowers (or a third party grantor acceptable to Bank).

     "Related Documents" shall mean and include individually, collectively, interchangeably and without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, collateral mortgages, deeds of trust, and all other instruments and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

     "Revolving Loan Commitment" means the agreement by Bank to Borrowers to make Revolving Loans in accordance with the provisions of Article II hereof.

     "Revolving Loans" shall mean loans made by Bank under the Revolving Note to Borrowers in accordance with and subject to the terms of the Revolving Loan Commitment.

     "Revolving Note" shall mean that certain promissory note made by Borrowers, as co-makers, dated of even date herewith, payable to the order of Bank in principal amount of $1,000,000.00, as said Revolving Note is more fully described in Section 2.1 hereof, together with any and all extensions, renewals, modifications and substitutions therefor.

     "Security Agreements" shall mean, collectively, (i) that certain Commercial Security Agreement dated of even date herewith by Emerging Alpha in favor of Bank, affecting, without limitation, all of Emerging Alpha's Receivables, Inventory, Investment Property, Equipment, General Intangibles and deposit accounts and other funds on deposit with Bank, as the same may be amended or modified from time to time, and (ii) that certain Commercial Security Agreement dated of even date herewith by Gas Jack in favor of Bank, affecting, without limitation, all of Gas Jack's Receivables, Inventory, Investment Property, Equipment, General Intangibles and deposit accounts and other funds on deposit with Bank, as the same may be amended or modified from time to time.

     "Securities Account Pledge" shall mean that certain Investment Property Security Agreement dated October 8, 1999, by Keenan in favor of Bank affecting, among other property described therein, all of Keenan's rights in and to that certain investment account no. 5AL005694 maintained by Keenan with Hibernia Investment Securities, Inc., as the same may be amended or modified from time to time.

     "Solvent" shall mean, when used with respect to any Person on a particular day, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including without limitation, contingent liabilities, of such person, (ii) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts and liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all of the facts and circumstances existing at such time, represents the amount that can be reasonably expected to become an actual or matured liability.

     "Subsidiaries" shall mean at any date, with respect to any Person, all the corporations of which such Person at such date, directly or indirectly, owns 50% or more of the outstanding capital stock (excluding directors' qualifying shares), and "Subsidiary" means any one of the Subsidiaries.

     "Stock Pledge" shall mean that certain Pledge and Security Agreement dated October 29, 1999, by Emerging Alpha in favor of Bank, affecting all outstanding shares of stock of Gas Jack and certain other collateral more fully described therein, as the same may be amended or modified from time to time.

     "Tangible Net Worth" shall mean, at any time, the amount of the total assets of Emerging Alpha and its Consolidated Subsidiaries, determined on a consolidated basis, excluding intangible assets (i.e., patents, copyrights, trademarks, trade names, franchises, goodwill, organizational expenses, and similar intangible expenses, but including leaseholds and leasehold improvements), less the amount of the total liabilities of Emerging Alpha and its Consolidated Subsidiaries, determined on a consolidated basis.

     "Termination Date" shall mean, with respect to Bank's Revolving Loan Commitment, the earlier to occur of (a) October 29, 2001, or (b) the earlier date of termination of the Revolving Loan Commitment pursuant to
     Article X hereof.

     "UCC" shall mean the Uniform Commercial Code, Commercial Laws-Secured Transactions (La. R.S. 10:9-101 et seq.) in the State of Louisiana, as amended from time to time, provided that if by reason of mandatory provisions of law, the perfection or effect of perfection or non-perfection of the Bank's Encumbrances against the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Louisiana, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction.

     Section 1.2. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.


                                   ARTICLE II

                                 REVOLVING LOANS


     Section 2.1. The Revolving Loan Commitment. Subject to the terms and conditions of this Agreement, Bank agrees to extend credit to Borrowers during the period from the date hereof until the Termination Date by making Revolving Loans to Borrowers from time to time; provided, however, that at no time shall the sum of the aggregate principal amount of Revolving Loans to Borrowers at such time outstanding (said sum, at any time, being hereinafter referred to as the "Bank's Current Revolving Loan Commitment Exposure"), exceed the Borrowing Base Amount then in effect. In the event, at any time, and from time to time, the Bank's Current

Revolving Loan Commitment Exposure exceeds the Borrowing Base Amount then in effect, Borrowers shall immediately prepay the Revolving Loans by such an amount to cause the Bank's Current Revolving Loan Commitment Exposure to equal the Borrowing Base Amount (or, at the option of Bank, Borrowers may post cash collateral or other collateral acceptable to Bank in its sole discretion to secure such deficiency in the Borrowing Base Amount). Within the limits set forth herein, Borrowers may borrow from Bank hereunder, repay any and all such Revolving Loans as hereinafter provided and reborrow hereunder. Borrowers' obligation to repay the Revolving Loans made by Bank shall be evidenced by a master promissory note made by Borrowers as co-makers (the "Revolving Note") payable to the order of Bank in the principal sum of $1,000,000.00, dated the date of this Agreement, with a final maturity of October 29, 2001, and bearing interest at the Base Rate from time to time in effect, adjusted daily. The Borrowers shall be solidarily liable for all Revolving Loans and other obligations to Bank arising pursuant to this Agreement or the Revolving Note.

     Section 2.2. Manner and Notice of Borrowing Under the Revolving Loan Commitment. Requests for advances under the Revolving Loan Commitment may be made by Borrowers in person, in writing or through telephone calls to Bank and such requests shall be fully authorized by Borrowers if made by any one of the persons designated by Borrowers in writing to Bank. Bank shall have the right, but not the obligation, to verify any telephone requests by calling the person who made the request at the telephone number designated by Borrowers in writing to Bank. Requests for advances must be received by not later than 11:00 a.m. (Central Time) on the date of the proposed advance.

     Section 2.3. Payment of the Revolving Note Under the Revolving Loan Commitment. Interest on the unpaid principal balance of the Revolving Note shall be payable monthly on the last day of each month, commencing November 30, 1999, and on the last day of each month thereafter until the Revolving Note is paid in full. All principal shall be payable in a single installment due on the Termination Date; subject to, however, the mandatory prepayment requirement set forth above in Section 2.1 hereof which requires Borrowers to prepay the Revolving Loans under the Revolving Note in the event, at any time and from time to time, the Bank's Current Revolving Loan Commitment Exposure exceeds the Borrowing Base Amount then in effect (or which, at the option of Bank, requires that Borrowers post cash collateral or other collateral acceptable to Bank in its sole discretion, to secure such deficiency in its Borrowing Base Amount). Borrowers hereby authorize Bank to debit their checking accounts maintained with Bank to pay interest due on the Revolving Note on each interest payment date and to credit all proceeds of their Receivables received in the Lockbox Account when collected (or earlier, if Bank in its sole discretion allows such funds to be available to Borrowers prior to the date on which any checks or other instruments given in payment of Receivables are actually collected) towards payment of the Revolving Loans outstanding under the Revolving Note.

     Section 2.4. Proceeds of Lockbox Account. Borrowers have executed (or shall, within 90 days of the date hereof, execute) a lockbox agreement with Bank, pursuant to which all checks, drafts and other instruments evidencing payment of Borrowers' Receivables shall be delivered to Bank and deposited into Borrowers' Lockbox Account more fully described in Section 8.15 hereof. Borrowers authorize Bank to apply, from time to time, at Borrower's request, the proceeds of their Receivables actually collected (or, at the sole discretion of Bank, amounts which have been received but not yet collected) by the Bank from the Lockbox Account to reduce in whole or in part the outstanding principal balance of the Revolving Loans due under the Revolving Note. Such payments will adjust availability immediately for purposes of loan availability and on the next day for bookkeeping and interest purposes.

     Section 2.5. Overlines and Overadvances. In the event the unpaid principal amount of the outstanding Revolving Loans under the Revolving Loan Commitment ever exceeds the maximum Borrowing Base Amount), Borrowers agree to pay the excess amount (an "overline") immediately upon demand by Bank. In the event the unpaid principal amount of the outstanding Revolving Loans under the Revolving Loan Commitment ever exceeds the current Borrowing Base Amount then in effect, Borrowers agree to pay the excess amount (an "overadvance") immediately upon demand by Bank. Overlines and overadvances shall bear interest at the rate stated in the Note. If not sooner paid, interest on overlines and overadvances shall be paid on the last day of each month, until the Termination Date. Upon request of Bank, Borrowers shall execute a promissory note, payable to the order of Bank, to represent the amount of any overline and any overadvance; however, Borrowers acknowledge and agree that the records of Bank and this Agreement shall constitute conclusive evidence of any overline or overadvance and the obligation of Borrowers to repay any overline or overadvance, with interest. All overlines and overadvances for which Bank has not demanded payment earlier, and all unpaid and accrued interest on overlines and overadvances not due and payable earlier, shall be due and payable on the Termination Date. Borrowers acknowledge and agree that Bank is not obligated to Borrowers to make any Revolving Loan that would create an overline or an overadvance.

     Section 2.6. Early Termination. Bank agrees that Borrowers shall have the right to terminate this Agreement prior to the Termination Date upon Borrowers
(a)  giving  Lender  ninety  (90)  days'  written  notice  of  termination   and
designating a termination effective date, and (b) paying to Bank on the designated termination effective date, the aggregate unpaid principal amount of all Revolving Loans then outstanding and all accrued unpaid interest, together with all other applicable fees, costs and charges, if any, not yet paid.

     Section 2.7. Use of Proceeds. Borrowers shall use the proceeds of the Revolving Loans for general corporate purposes (but not for the purchase of any producing oil and gas properties).



                                   ARTICLE III

                           [Intentionally left blank]

                                   ARTICLE IV

                           CERTAIN GENERAL PROVISIONS


     Section 4.1. Payments to Bank. All payments of principal, interest, commitment fees and any other amounts due hereunder or under any of the other Related Documents shall be made to the Bank at the Bank's office at 313 Carondelet Street, New Orleans, Louisiana 70130, or at such other location that the Bank may from time to time designate in writing to Borrowers, in each case in immediately available funds.

     Section 4.2. No Offset, etc. All payments by Borrowers hereunder and under any of the other Related Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrowers are compelled by law to make such deduction or withholding. If any such obligation is imposed upon Borrowers with respect to any amount payable by them hereunder or under any of the other Loan Documents, Borrowers will pay to the Bank, on the date on which such amount is due and payable hereunder or under such other Related Document, such additional amount as shall be necessary to enable the Bank to receive the same net amount which Bank would have received on such due date had no such obligation been imposed upon Borrowers. Borrowers will deliver promptly to the Bank certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrowers hereunder or under such other Loan Documents.

     Section 4.3. Computations. All computations of interest on the Revolving Loans and of commitment or other fees shall be assessed utilizing a 360-day daily interest factor over the number of days in an actual calendar year (365 days or 366 days in a leap year). Bank shall determine each interest rate applicable to the Revolving Loans in accordance with this Agreement, and Bank's determination of same shall be conclusive in the absence of manifest error. Except as otherwise provided herein, whenever a payment hereunder or under any of the other Related Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Revolving Loans as reflected on the Bank's books and records from time to time shall be prima facie evidence of the amounts so outstanding.

     Section 4.4. Additional Costs, etc. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Bank by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

     (1) subject the Bank to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Related Documents or the Indebtedness (other than taxes based upon or measured by the revenue, income or profits of the Bank), or

     (2) materially change the basis of taxation (except for changes in taxes on revenue, income or profits) of payments to the Bank of the principal of or the interest on the Indebtedness of any other amounts payable to the Bank under this Agreement or the other Related Documents, or

     (3) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Bank, or

     (4) impose on the Bank any other conditions or requirements with respect to this Loan Agreement, the other Related Documents, the Indebtedness, or any class of loans of which the Indebtedness forms a part, and the result of any of the foregoing is

               (i) to increase the cost to the Bank of making, funding, issuing, renewing, extending or maintaining the Indebtedness, or

               (ii) to reduce the amount of principal, interest or other amount payable to the Bank hereunder on account of such the Indebtedness, or

               (iii) to require the Bank to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Bank from Borrowers hereunder, then, and in each such case, Borrowers will, upon demand made by the Bank at any time and from time to time and as often as the occasion therefor may arise, pay to the Bank such additional amounts as will be sufficient to compensate the Bank for such additional cost, reduction, payment or foregoing interest or others sum.

     Section 4.5. Capital Adequacy. If after the date hereof the Bank reasonably determines that (a) the adoption of or change in any law, governmental rule, regulations, policy guideline or directive (whether or not having the force of law) regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (b) compliance by the Bank or any corporation controlling the Bank with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on the Bank's Revolving Loans to a level below that which the Bank could have achieved but for such adoption, change or compliance (taking into consideration the Bank's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by the Bank to be material, then the Bank may notify Borrowers of such fact. Borrowers agree to pay the Bank for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by the Bank of a certification in accordance with paragraph Section 4.6.

     Section 4.6. Certificate; Optional Right of Prepayment. Bank shall provide Borrowers with a certificate setting forth any additional amounts which it declares to be payable pursuant to Sections 4.4 and 4.5 hereof, and a complete explanation of such amounts which are due, and each such certificate shall be conclusive, absent manifest error, that such amounts are due and owing. Borrowers shall have the right, at any time within 90 days of receipt of any such certificate, to prepay all the Revolving Loans (subject to any and all prepayment penalties, if any, under the terms of this Agreement) without being obligated to pay any such additional costs set forth in such certificate, after which Bank shall promptly terminate, discharge and release of record (at Borrowers' expense) all of its Encumbrances affecting the Collateral and return all Collateral to Borrowers.

     Section 4.7. Fees for the Revolving Loans. In addition to the other fees and expenses described in Section 11.4 hereof, the Borrowers have paid or shall pay Bank the following fees:

     (a) Borrowers shall pay Bank upon the execution of this Agreement the remaining balance due on the Bank's total commitment fee in the amount of $10,000.00 for the Revolving Loan Commitment, which fee has been fully earned by Bank regardless of whether the Revolving Loans are ever funded.

     (b) Borrowers shall pay Bank for the costs (including hourly rates of personnel and out-of-pocket expenses) of performing field examinations of the Collateral not more than twice per year.

     (c) Borrowers shall pay to Bank an unused facility fee on the daily average unused portion of the Revolving Loan Commitment [the "unused portion" being the amount by which the maximum dollar amount of the Revolving Note ($1,000,000.00) exceeds the outstanding principal balance due under the Revolving Note] from the date of this Agreement through the Termination Date, at the rate of 0.375% per annum, payable for each three (3) calendar month period (each calendar quarter), in arrears, fifteen (15) days after last day of each calendar quarter. The first unused facility fee payment is due on January 15, 2000, covering the period beginning on the date of this Agreement through December 31, 1999.

                                    ARTICLE V

                          SECURITY FOR THE INDEBTEDNESS


     Section 5.1. Security. The Indebtedness shall be secured by the following:

     (a) the Assignment of Leases;

     (b) the Security Agreements;

     (c) the Guaranties;

     (d) the Stock Pledge;

     (e) the Securities Account Pledge; and,

     (f) such other Collateral Documents now or hereafter granted by any Person as security for any part of the Indebtedness.

     Section 5.2. Agreement to Release Securities Account Pledge. Bank hereby agrees that in the event that the shareholders of Emerging Alpha contribute an additional $1 million in equity subsequent to the date hereof, and Emerging Alpha thereafter applies as much of such additional equity as may be required to pay all then outstanding Revolving Loans, Bank agrees, provided no Default or Event of Default then exists, to release the Securities Accounts Pledge and any claim or Encumbrance to the funds and/or securities contained therein.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT


     Section 6.1. Conditions Precedent to All Revolving Loans. The obligation of Bank to make any Revolving Loans hereunder shall be subject to the satisfaction and the continued satisfaction of the following conditions precedent:

     (a) Borrowers shall have executed and delivered to Bank this Agreement, the Collateral Documents, the Revolving Note and all other documents required by this Agreement, all in form and substance and in such number of counterparts as may be required by Bank;

     (b) Brooks Mims Talton, III, shall have executed and delivered to Bank his unlimited in solido Guaranty of the Indebtedness and all other present and future Debt of Borrowers to Bank.

     (c) The representations and warranties of Borrowers and Guarantors as set forth herein, or any Related Document furnished to Bank in connection herewith, shall be and remain true and correct;

     (d) Bank shall have received a favorable legal opinion of counsel to Borrowers and Guarantors, in scope and substance satisfactory to Bank;

     (e) Bank shall have received certified resolutions of Borrowers authorizing the Revolving Loans and the execution and delivery of all documents contemplated hereby;

     (f) Bank shall have received all fees, charges and expenses which are due and payable as specified in this Agreement or any Related Document;

     (g) No Default or Event of Default shall exist or shall result from the making of a Revolving Loan;

     (h) Borrowers shall have each provided Bank with all financial statements, reports and certificates required by this Agreement (including an initial borrowing base certificate of Borrowers);

     (i) Bank's counsel shall have reviewed the corporate structure and articles of incorporation of Borrowers, and shall be satisfied with the validity, due authorization and enforceability of all Related Documents;

     (j) There shall have been no change to the corporate structure and ownership of Borrowers than from what has been previously represented to Bank;

     (k) Bank shall have received evidence acceptable to Bank and its counsel that its Encumbrances affecting the Collateral shall have a first priority position, subject only to Permitted Encumbrances;

     (l) Bank shall have received evidence that all other policies of insurance required by this Agreement and the Collateral Documents are in full force and effect,

     (m) Bank, at its option and for its sole benefit, shall have conducted an audit of each Borrowers' payment records, ledger sheets, and computer tapes or disks kept to record payment information, and of Borrowers' other books, records, and operations, and Bank shall be satisfied as to their condition.

     (n) Keenan shall have granted the Securities Account Pledge to Bank, the securities account affected by the Securities Account Pledge shall have been established by Keenan with the purchase or deposit of securities or cash therein with an aggregate market value of not less than $1 million, and Keenan, Hibernia Investment Securities Corporation, and Bank shall have entered into an account control agreement on terms and conditions acceptable to Bank which provide Bank with "control" over such securities account within the meaning of Section 9-115 of the UCC.

     (o) Emerging Alpha shall have delivered all outstanding and issued shares of stock of Gas Jack to Bank, together with stock powers and Reg U statements which Bank may reasonably require, pursuant to the terms of the Stock Pledge.

     (n) There shall have occurred no Material Adverse Change.


                                   ARTICLE VII

                         REPRESENTATIONS AND WARRANTIES


     Borrowers represent and warrant to Bank as follows:

     Section 7.1. Corporate Authority. Emerging Alpha is a corporation duly created, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified and in good standing as a foreign corporation in all other jurisdictions where the failure to qualify would have an adverse effect upon its ability to perform its obligations under this Agreement and all Related Documents. Gas Jack is a corporation duly created, validly existing and in good standing under the laws of the State of Oklahoma, and is duly qualified and in good standing as a foreign corporation in all other jurisdictions where the failure to qualify would have an adverse effect upon its ability to perform its obligations under this Agreement and all Related Documents. Borrowers have the power to enter into this Agreement, issue the Revolving Note, mortgage and grant security interests in the Collateral in the manner and for the purpose contemplated by the Collateral Documents. Borrowers have the corporate power to perform their obligations hereunder and under this Agreement and of the Related Documents. The making and performance by Borrowers of this Agreement and of the Related Documents have been duly authorized by all necessary corporate action (including all necessary shareholder action), and do not and will not violate any provision of any law, rule, regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to Borrowers or the articles of incorporation of Borrowers. The making and performance by Borrowers of this Agreement and the Related Documents do not and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement or instrument to which either Borrower is a party or by which it may be bound or affected, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than as contemplated this Agreement and by the Related Documents) upon or with respect to any of the properties now owned or hereafter acquired by such Borrower, and neither Borrower is in default under or in violation of any such order, writ, judgment, decree, determination, award, indenture, agreement or instrument. This Agreement and each of the Related Documents to which either Borrower is a party constitutes legal, valid and binding obligations of each such Borrower, enforceable in accordance with its terms, except to the extent that the enforceability of such instruments may be subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or the effect of general equity principles.

     Section 7.2. Financial Statements. The balance sheet of Borrowers at the date thereof, and the related statements of income and retained earnings for the periods covered thereby, copies of which have been delivered to Bank, are complete and correct and fairly present the financial condition of Borrowers as of the date or dates thereof. Each of said financial statements were prepared in conformity with GAAP applied on a basis consistent with the preceding year. No Material Adverse Change has occurred since said dates in the financial position or in the results of operations of Borrowers in their businesses taken as a whole.

     Section 7.3. Title to Collateral. Each Borrower has good and marketable title to the Collateral in which it has or shall grant Bank an Encumbrance as security for the Indebtedness, free and clear of all Encumbrances other than Permitted Encumbrances. The Collateral Documents constitute legal, valid and perfected first Encumbrances on the property interests covered thereby, subject only to Permitted Encumbrances.

     Section 7.4. Litigation. Other than as has been disclosed previously to Bank in writing, there are no material legal actions, suits or proceedings pending or, to the best of each Borrower's knowledge, threatened against or affecting such Borrower or any of its properties before any court or administrative agency (federal, state or local), which, if determined adversely to such Borrower, would constitute a Material Adverse Change, and there are no judgments or decrees affecting Borrowers or their properties (including, without limitation, the Collateral) which are or may become an Encumbrance against such properties.

     Section 7.5. Approvals. No authorization, consent, approval or formal exemption of, nor any filing or registration with, any governmental body or regulatory authority (federal, state or local), and no vote, consent or approval of the shareholders of Borrowers is or will be required in connection with the execution and delivery by Borrowers of the Related Documents or the performance by Borrowers of their obligations hereunder and under the other Related Documents.

     Section  7.6.  Licenses.   Each  Borrower  possesses  adequate  franchises,
licenses and permits to own its properties and to carry on its business as presently conducted.

     Section 7.7. Adverse Agreements. Neither Borrower is a party to any agreement or instrument, or subject to any charter or other restriction, materially and adversely affecting its business, properties, assets, or operations or its condition (financial or otherwise), and neither Borrower is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default would constitute a Material Adverse Change.

     Section 7.8. Default or Event of Default. No Default or Event of Default hereunder has occurred or is continuing or will occur as a result of the giving effect hereto.

     Section 7.9. Employee Benefit Plans. Each employee benefit plan as to which Borrowers may have any liability complies in all material respects with all applicable requirements of law and regulations, and (i) no Reportable Event (as defined in ERISA) has occurred with respect to any such plan, (ii) neither Borrower has withdrawn from any such plan or initiated steps to do so, and (iii) no steps have been taken to terminate any such plan.

     Section 7.10. Investment Company Act. Neither Borrower is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.11. Public Utility Holding Company Act. Neither Borrower is a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 7.12. Regulations G, T and U. Neither Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations G, T and U of the Board of Governors of the Federal Reserve System), and none of the proceeds of the Revolving Loans will be used for the purpose of purchasing or carrying such margin stock.

     Section 7.13. Location of Borrowers' Offices, Records and Inventory and Equipment. The chief place of business of Borrowers, and the office where Borrowers keeps their records concerning the Collateral, and the present locations of Borrowers' Inventory (other than Inventory out on lease) and Equipment, are as follows:

Place of Business/Records Location           Inventory and Equipment Locations
----------------------------------           ---------------------------------

Emerging Alpha -

17571 Red Oak Drive                          17571 Red Oak Drive
Houston, TX  77090                           Houston, TX  77090
                                             (no presently owned Inventory)

Gas Jack -

17571 Red Oak Drive                          17571 Red Oak Drive
Houston, TX  77090                           Houston, TX  77090

8224 SW 3rd                                  8224 SW 3rd
Oklahoma City, OK  73128                     Oklahoma City, OK  73128


     Section 7.14. Information. All information heretofore or contemporaneously herewith furnished by Borrowers to Bank for the purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all information hereafter furnished by or on behalf of Borrowers to Bank will be, true and accurate in every material respect on the date as of which such information is dated or certified; and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading.

     Section 7.15. Environmental Matters. Except as may have been disclosed in writing to Bank prior to the date hereof, no properties of Borrowers has ever been, and ever will be so long as this Agreement remains in effect, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Environmental Laws, except in compliance with such Environmental Laws. Except as may have been disclosed in writing by Borrowers to Bank, Borrowers represent and warrant that they are in compliance with all Environmental Laws affecting them and their properties.

     Section 7.16. Solvency of Borrowers. Each Borrower is, and after consummation of the transactions contemplated by this Agreement (including the making of the Revolving Loans), and after giving effect to all obligations incurred by each such Borrower in connection herewith, will be, Solvent.

     Section 7.17. Year 2000 Compliance. Borrowers represent and warrant that all material systems used in the conduct of their respective businesses will have appropriate capabilities and compatibility to handle calendar dates falling on or after January 1, 2000, and all information pertaining to such calendar dates. Upon reasonable request, Borrowers agree to provide to Bank documentation satisfactory to Bank to establish that its systems and software are year 2000 compliant, or that Borrowers are in the process of implementing a plan to ensure that their systems and software will be 2000 compliant before December 31, 1999.

     Section 7.18. Survival of Representations and Warranties. Borrowers understand and agree that Bank is relying upon the above representations and warranties in making the Revolving Loans to Borrowers. Borrowers further agree that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect until such time as the Indebtedness shall be paid in full, or until this Agreement shall be terminated, whichever is the last to occur.


                                  ARTICLE VIII

                              AFFIRMATIVE COVENANTS


     In addition to the covenants contained in the Collateral Documents, which covenants are hereby ratified and confirmed by Borrowers, Borrowers covenant and agree as follows:

     Section 8.1. Financial Statements. Borrowers will furnish or cause to be furnished to Bank:

     (a) within forty-five (45) days following the end of each fiscal quarter of Borrowers, financial statements consisting of a balance sheet of each Borrower as of the end of such fiscal quarter, and statements of income and statements of cash flow of each Borrower for such fiscal quarter and for the fiscal year through such fiscal quarter, all certified by the chief financial officer of each Borrower as having been prepared in accordance with GAAP consistently applied;

     (b) within forty-five (45) days following the end of each fiscal quarter of Borrowers, the consolidated and consolidating financial statements of Emerging Alpha and its Consolidated Subsidiaries consisting of a balance sheet as of the end of such fiscal quarter, and statements of income and statements of cash flow of Emerging Alpha and its Consolidated Subsidiaries for such fiscal quarter and for the fiscal year through such fiscal quarter, all certified by the chief financial officer of Emerging Alpha as having been prepared in accordance with GAAP consistently applied, together with the 10-Q or equivalent report submitted by Emerging Alpha to the Securities and Exchange Commission for such period;

     (c) as soon as available and in any event within ninety (90) days following the close of each fiscal year of Borrowers, unqualified audited consolidated and consolidating financial statements of Emerging Alpha and its Consolidated Subsidiaries consisting of a balance sheet as of the end of such fiscal year and statements of income, and statement of cash flow for such fiscal year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, certified by independent public accountants of recognized standing acceptable to Bank, together with the 10-K or equivalent report submitted by Emerging Alpha to the Securities and Exchange Commission for such period;

     (d) within fifteen days (15) of the filing of same, copies of all Forms 1120 and all schedules and attachments thereto as submitted annually to the Internal Revenue Service by Emerging Alpha and its Consolidated Subsidiaries;

     (e) with each set of quarterly financial reports submitted in accordance with paragraph (a) above, a compliance certificate signed by the chief financial officer of each Borrower, certifying that said officer has reviewed this Agreement and to the best of his or her knowledge no Default or Event of Default has occurred, or if such Default or Event of Default has occurred, specifying the nature and extent thereof, and that all financial covenants in this Agreement have been met, and providing a computation of all financial covenants contained herein;

     (f) within fifteen (15) days following the end of each calendar month, a borrowing base certificate showing each Borrower's total Receivables and Inventory, minus ineligibles, total Eligible Receivables and Eligible Inventory, usage and availability, in form and substance acceptable to Bank, with such borrowing base certificate to be certified by the chief financial officers of Borrowers;

     (g) within fifteen (15) days following the end of each calendar month, an aging of each Borrower's Receivables and accounts, together with a certificate executed by the chief financial officer of each Borrower, identifying the amount of Eligible Receivables and Eligible Inventory of each such Borrower as of the end of such month, together with a collateral location report and a lease status report relating to leased Inventory of Borrowers as of the end of such quarter, all in such form and containing such representations and warranties as Bank may reasonably require;

     (h) as soon as available and in any event within thirty (30) days following the end of each calendar year, the personal financial statements of Brooks Mims Talton, III, signed by Mr. Talton and submitted pursuant to fully completed forms of personal financial statements provided by Bank, together with his federal tax returns and all schedules thereto, within fifteen (15) days of the filing of same;

     (i) on a bi-annual basis, commencing on the second anniversary date of the date of this Agreement, a third-party collateral appraisal prepared by MB Valuation Services or other reputable appraisal service firm approved by Bank, which is addressed to Bank;

     (j) within 15 days of receipt of same, copies of all statements received by Keenan from Hibernia Investment Securities, Inc. regarding the securities account subject to the Securities Account Pledge; and,

     (k) such other necessary financial information concerning Borrowers and Guarantors as Bank may reasonably request from time to time.

     Section 8.2. Notice of Default; Litigation; ERISA Matters. Borrowers will give written notice to Bank as soon as reasonably possible and in no event more than five (5) Business Days of (i) the occurrence of any Default or Event of Default hereunder of which either of them has knowledge, (ii) the filing of any actions, suits or proceedings against either Borrower in any court or before any governmental authority or tribunal of which it has knowledge which could cause a Material Adverse Change with respect to such Borrower, (iii) the occurrence of a reportable event under, or the institution of steps by either Borrower to withdraw from, or the institution of any steps to terminate, any employee benefit plan as to which such Borrower may have liability, or (iv) the occurrence of any other action, event or condition of any nature of which either Borrower has knowledge which may cause, or lead to, or result in, any Material Adverse Change.

     Section 8.3. Maintenance of Corporate Existence, Properties and Liens. Each Borrower will (i) continue to engage in the business presently being operated by it; (ii) maintain its corporate existence and good standing in each jurisdiction in which it is required to be qualified; (iii) keep and maintain all franchises, licenses and properties necessary in the conduct of its business in good order and condition; (iv) duly observe and conform to all material requirements of any governmental authorities relative to the conduct of its business or the operation of its properties or assets; and, (v) maintain in favor of Bank a first perfected lien and security interest in the Collateral, subject only to other Permitted Encumbrances.

     Section 8.4. Collateral Schedules and Locations. As often as Bank shall reasonably require, Borrowers shall deliver to Bank schedules of such Collateral, including such information as Bank may require, including without limitation names and addresses of account debtors and agings of Receivables and General Intangibles and the location of all Inventory.

     Section 8.5. Taxes. Each Borrower shall pay or cause to be paid when due, all taxes, local and special assessments, and governmental and other charges of every type and description, that may from time to time be imposed, assessed and levied against it and its properties. Borrowers further agree to furnish Bank with evidence that such taxes, assessments, and governmental and other charges due by the Borrowers have been paid in full and in a timely manner. Borrowers may withhold any such payment or elect to contest any lien if either such Borrower is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Bank's interest in the Collateral is not jeopardized.

     Section 8.6. Required Insurance. Borrowers shall maintain insurance with insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which each of them operates, and as shall be reasonably satisfactory to Bank, such insurance to include appropriate liability, hazard, business interruption, workmens' compensation coverages as Bank may require, naming Bank as loss payee and/or additional insured, as appropriate. With respect to the Collateral of Borrowers, Borrowers agree to provide Bank with the types of insurance coverages required by the Collateral Documents affecting such Collateral.

     Borrowers agree to provide Bank with originals or certified copies of such policies of insurance. Borrowers further agree to promptly furnish Bank with copies of all renewal notices and, if requested by Bank, with copies of receipts for paid premium. Borrowers shall provide Bank with originals or certified copies of all renewal or replacement policies of insurance no later than fifteen
(15) days before any such existing policy or policies should expire. If Borrowers' insurance policies required hereunder and renewals thereof are held by another person, Borrowers agrees to supply original or certified copies of the same to Bank within the time periods required above.

     Section 8.7. Performance of Loan Documents. Borrowers shall duly and punctually pay and perform their obligations under the Revolving Note, under this Agreement and under each of the Related Documents, in accordance with the terms hereof and thereof.

     Section 8.8. Compliance with Environmental Laws. Borrowers shall comply with and shall cause all of their respective employees, agents, invitees or sublessees to comply with all Environmental Laws with respect to the disposal of industrial refuse or waste, and/or the discharge, procession, treatment, removal, transportation, storage and handling of hazardous or toxic wastes and substances, and pay immediately when due the cost of removal of any such waste or substances from, and keep its properties free of any lien imposed pursuant to any such laws, rules, regulations or orders.

     Each Borrower shall give notice to Bank as soon as reasonably possible and in no event more than five (5) days after it receives any compliance orders, environmental citations, or other notices from any governmental entity relating to any environmental condition relating to its properties or elsewhere for which it may have legal responsibility with a full description thereof.

Each Borrower agrees to take any and all reasonable steps, and to perform any and all reasonable actions necessary or appropriate to promptly comply with any such citations, compliance orders or Environmental Laws requiring either such Borrower to remove, treat or dispose of such hazardous materials, wastes or conditions at the sole expense of such Borrower, to provide Bank with satisfactory evidence of such compliance; provided, however, that nothing contained herein shall preclude Borrowers from contesting any such compliance orders or citations if such contest is made in good faith, appropriate reserves are established for the payment for the cost of compliance therewith, and Bank's security interest in any such property affected thereby (or the priority thereof) is not jeopardized.

     Regardless of whether any Event of Default hereunder shall have occurred and be continuing, Borrowers (i) release and waive any present or future claims against Bank for indemnity or contribution in the event either Borrower becomes liable for remediation costs under and Environmental Laws, and (ii) agree to defend, indemnify and hold harmless Bank from any and all liabilities (including strict liability), actions, demands, penalties, losses, costs or expenses (including, without limitation, reasonable attorneys fees and remedial costs), suits, administrative orders, agency demand letters, costs of any settlement or judgment and claims of any and every kind whatsoever which may now or in the future (whether before or after the termination of this Agreement) be paid, incurred, or suffered by, or asserted against Bank by any person or entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from or onto the property of Borrowers of any hazardous materials, wastes or conditions regulated by any Environmental Laws, contamination resulting therefrom, or arising out of, or resulting from, the environmental condition of such property or the applicability of any
Environmental Laws relating to hazardous materials (including, without limitation, CERCLA or any so called federal, state or local "super fund" or "super lien" laws, statute, ordinance, code, rule, regulation, order or decree) regardless of whether or not caused by or within the control of Bank. The covenants and indemnities contained in this Section 8.8 shall survive termination of this Agreement.

     Section 8.9. Further Assurances. Borrowers will, at any time and from time to time, execute and deliver such further instruments and take such further action as may reasonably be requested by Bank, in order to cure any defects in the execution and delivery of, or to comply with or accomplish the covenants and agreements contained in this Agreement or the Collateral Documents.

     Section  8.10.  Financial  Covenants.   Borrowers  shall  comply  with  the
following covenants and ratios:

     (a) Emerging Alpha and its Consolidated Subsidiaries shall maintain a ratio of Current Ratio of not less than 1.10 to 1.00 as of the end of each fiscal quarter.

     (b) Emerging Alpha and its Consolidated Subsidiaries shall maintain a Tangible Net Worth of not less than $2,750,447.00 plus 50% of the net income of Emerging

          Alpha and its Consolidated Subsidiaries (with no deduction for net losses) derived after 12/31/98.



     (c) Emerging Alpha and its Consolidated Subsidiaries shall maintain a Funded Debt to Cash Flow Ratio of (i) less than or equal to 4.0 to 1.0 as of the end of each fiscal quarter through 12/31/00, (ii) less than or equal to 3.5 to 1.0 as of the end of each fiscal quarter thereafter through 12/31/01, and (iii) less than or equal to 3.0 to 1.0 as of the end of each fiscal quarter thereafter.

     (d) Emerging Alpha and its Consolidated Subsidiaries shall maintain a Debt Service Coverage Ratio of (i) greater than 1.0 to 1.0 as of the end of each fiscal quarter through 12/31/00 (provided, however, that for the period ending 12/31/00 only, the Debt Service Coverage Ratio shall be based on the current quarter's annualized interest expense), (ii) greater than or equal to 1.2 to 1.0 as of the end of each fiscal quarter thereafter through 12/31/01, and (iii) greater than or equal to 1.50 to 1.0 as of the end of each fiscal quarter thereafter.

     Section 8.11. Operations. Each Borrower shall conduct its business affairs in a reasonable and prudent manner and in compliance with all applicable federal, state and municipal laws, ordinances, rules and regulations respecting its properties, charters, businesses and operations, including compliance with all minimum funding standards and other requirements of ERISA of 1974, and other laws applicable to any employee benefit plans which it may have, and at all time shall remain a "going concern" as defined by its auditors.

     Section 8.12. Change of Location. Each Borrower shall, within ten (10) Business Days prior to any such addition or change, notify Bank in writing of any proposed additions to or changes in the location of the Collateral (other than leased Inventory) or of the location of its chief executive office.

     Section 8.13. Employee Benefit Plans. So long as this Agreement remains in effect, each Borrower will maintain each employee benefit plan as to which it may have any liability, in compliance with all applicable requirements of law and regulations.

     Section 8.14. Field Audits; Other Information. Each Borrower shall allow Bank's employees and agents access to its books and records and properties during normal business hours to perform field audits from time to time, including an asset based field audit to be conducted to determine the initial Borrowing Base Amount hereunder, on not less than a semiannual basis. Based upon the information provided by such audits, Bank shall have the right to make adjustments to the advance rates for the and/or eligibility definitions used in determining the Borrowing Base Amount and the level of monitoring required. Borrowers will provide Bank with such other information as Bank may reasonably request from time to time.

     Section 8.15. Lockbox Account. Borrowers shall establish, not later than 90 days from the date of this Agreement, a lockbox account with Bank into which all proceeds of Receivables of Borrowers shall be deposited. Upon the establishment of such account, each Borrower will promptly direct its customers to remit payments of all of their accounts receivable to such lockbox. Remittances received under the lockbox arrangement will be deposited by the Bank to the demand deposit account to be established and maintained by Borrowers with the Bank (the "Lockbox Account"). Borrowers shall deposit all payments of accounts receivable which are not remitted by customers directly to the Lockbox Account into the Lockbox Account on the date such remittance is received. Borrowers will have no access to any funds in the Lockbox Account for so long as any Event of Default exists hereunder.

     Section 8.16 Pledged Securities Account. Borrowers shall cause Keenan to at all time maintain sufficient cash or securities in the securities account subject to the Securities Account Pledge so as to maintain the account with a market value of not less than $1 million.

     Section 8.17. Deposit and Operating Accounts. Borrowers shall maintain all of their primary deposit and operating accounts with Bank (it being understood that Gas Jack will be allowed to maintain local banking accounts in Oklahoma City to use in connection with its trade payables and payroll) so long as any of the Revolving Loans remain outstanding.


                                   ARTICLE IX

                               NEGATIVE COVENANTS


     In  addition  to  the  negative  covenants   contained  in  the  Collateral
Documents, which covenants are hereby ratified and confirmed by Borrowers, Borrowers covenant and agree as follows:

     Section 9.1. Limitations on Fundamental Changes. Borrowers shall not change the nature of their respective businesses or their names (other than the presently anticipated name change of Emerging Alpha to Compresco, Inc.), grant credit terms to its customers on terms different than those presently granted to customers, or form any subsidiary without the prior written consent of the Bank, nor shall it enter into any transaction of merger or consolidation, nor liquidate or dissolve itself (nor suffer any liquidation or dissolution).

     Section 9.2. Disposition of Assets. Borrowers shall not convey, sell, lease, assign, transfer or otherwise dispose of, any of their property, business or assets whether now owned or hereafter acquired except for (i) inventory and compressors sold to customers in the normal course of business, (ii) property disposed of in the ordinary course of business, provided that, if such property is to be replaced, the net cash proceeds of each such transaction are applied to obtain a replacement item or items within 30 days of the disposition thereof, or
(iii) other dispositions of property whose fair market value does not exceed $50,000.00 in the aggregate during each fiscal year.

     Section 9.3. Restricted Payments. Borrowers shall not declare or pay (or set aside reserves for payment of) any dividends or distributions or redeem, retire, or repurchase any shares of its capital stock, make any shareholder/affiliate loans, pay excessive shareholder compensation or enter into any similar transactions with the shareholders of Borrowers and their related interests without the prior written consent of the Bank.

     Section 9.4. Encumbrances. Borrowers shall not create, incur, assume or permit to exist any Encumbrances on any of their property now owned or hereafter acquired, except for the following (hereinafter referred to as the "Permitted Encumbrances"):

     (a) Encumbrances for taxes, assessments, or other governmental charges not yet due or which are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserves as shall be required by GAAP shall have been made therefor.

     (b) Encumbrances of landlords, vendors, carriers, warehousemen, mechanics, laborers and materialmen arising by law in the ordinary course of business for sums either not yet due or being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

     (c)  Inchoate   liens  arising   under  ERISA  to  secure  the   contingent
          liabilities, if any, permitted by this Agreement.

     (d) The pledge of the Collateral and any other liens in favor of the Bank to secure the Indebtedness of the Borrowers to the Bank.

     (e) Liens which, as of the date hereof, have been disclosed to and approved by Bank in writing.

     Section 9.5. Debts, Guaranties and Other Obligations. Borrowers will not incur, create, assume or in any manner become or be liable in respect of any indebtedness, direct or contingent, except for:

     (a)  The Indebtedness to the Bank under this Agreement;

     (b) Trade payables or non-material operating leases from time to time incurred in the ordinary course of business; and,

     (c) Taxes, assessments or other government charges which are not yet due or are being contested in good faith by appropriate action promptly initiated and diligently conducted, if such reserve as shall be required by generally accepted accounting principles shall have been made therefor.

     Section 9.6. Changes in Control and Management. Borrowers shall not allow any change in the control of the Borrowers ("control" for the purposes hereof shall mean the power, direct or indirect, (i) to vote 51% or more of the securities having ordinary voting power for the election of directors of such Borrower, or (ii) to direct or cause the direction of the management and policies of such Borrower whether by contract or otherwise) from the ownership structure of the Borrowers which exists as of the date hereof (which ownership is as has been represented to Bank by Borrowers), nor shall it allow any change in its executive management which exists as of the date hereof without the prior written consent of Bank.

     Section 9.7. Other Agreements. Borrowers will not enter into any agreement containing any provision which would be violated or breached by the performance of their obligations hereunder or under any instrument or document delivered or to be delivered by them hereunder or in connection herewith.

     Section 9.8. Transactions with Affiliates. Borrowers will not enter into any agreement with any affiliate except to the extent that such agreements are commercially reasonable which provide for terms which would normally be obtainable in an arm's length transaction with an unrelated third party. To the extent any inter-company loans are permitted hereunder, they shall be subordinated in payment to the Indebtedness.


                                   ARTICLE X

                               EVENTS OF DEFAULT


     Section 10.1. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

     Default under the Indebtedness. Should Borrowers default in the payment of principal or interest under the Indebtedness.

     Default under this Agreement. Should Borrowers violate or fail to comply fully with any of the terms and conditions of, or default under, this Agreement, and such default not be cured within thirty days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to comply with negative covenants contained herein or to maintain insurance coverages required hereby).

     Default Under Other Agreements. Should any event of default occur or exist under any of the Related Documents or should either Borrower, any Guarantor or Keenan violate, or fail to comply fully with, any terms and conditions of any of the Collateral Documents or Related Documents, and such default not be cured within thirty days of the occurrence thereof (provided, however, that no cure period shall be available for a default in the obligation to comply with negative covenants contained therein or to maintain insurance coverages affecting the Collateral required thereby).

     Other Defaults in Favor of Bank. Should either Borrower or any Guarantor default under any other loan, extension of credit, security agreement, or other obligation in favor of Bank and fail to cure same in accordance with any applicable cure periods, or should there occur an

"Event of Default" as defined in that certain Loan Agreement dated as of October 29, 1999, between Emerging Alpha and Bank, as said agreement may be amended from time to time.

     Default in Favor of Third Parties. Should either Borrower or any Guarantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of the Collateral, or the ability of either such Borrower or any such Guarantor to perform its obligations under this Agreement, or any Related Document, or pertaining to the Indebtedness and fail to cure same in accordance with any applicable cure periods.

     Insolvency. The following occurrences, in addition to the failure or suspension of either Borrower or any corporate Guarantor, shall constitute an Event of Default hereunder:

     (a) Filing by either Borrower or any Guarantor of a voluntary petition or any answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing, or any action by either Borrower or any Guarantor consenting to, approving of, or acquiescing in, any such petition or proceeding; the application by either Borrower or any Guarantor for, or the appointment by consent or acquiescence of, a receiver or trustee of either Borrower or of any Guarantor for all or a substantial part of its property; the making by either Borrower or by any Guarantor of an assignment for the benefit of creditors; the inability of either Borrower or any Guarantor or the admission by either Borrower or any Guarantor in writing, of its inability to pay its debts as they mature (the term "acquiescence" means the failure to file a petition or motion in opposition to such petition or proceeding or to vacate or discharge any order, judgment or decree providing for such appointment within sixty (60) days after the appointment of a receiver or trustee); or

     (b) Filing of an involuntary petition against either Borrower or any Guarantor in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any applicable bankruptcy act or law, or under any other insolvency act or law, now or hereafter existing and such petition remains undismissed or unanswered for a period of sixty (60) days from such filing; or the insolvency appointment of a receiver or trustee of either Borrower or of any Guarantor for all or a substantial part of its property and such appointment remains unvacated or unopposed for a period of sixty
          (60) days from such appointment, execution or similar process against any substantial part of the property of either Borrower or of any Guarantor and such warrant remains unbonded or undismissed for a period of sixty (60) days from notice to such Borrower or such Guarantor of its issuance.

     Dissolution   Proceedings.   Should  proceedings  for  the  dissolution  or
appointment of a liquidator of either Borrower or any corporate Guarantor be commenced.

     Death or Incapacity of Individual Guarantors. Should any individual Guarantor die or become incapacitated or interdicted.

     False Statements. Should any representation or warranty of either Borrower or any Guarantor made in connection with the Indebtedness prove to be incorrect or misleading in any material respect when made or reaffirmed.

     Material Adverse Change. Should a Material Adverse Change with respect to either Borrower or any Guarantor occur at any time and not be cured within ten days of the occurrence thereof.

     Upon the occurrence of an Event of Default, all commitments of Bank under this Agreement will terminate immediately (including any obligation to make any further Revolving Loans), and, at Bank's option, the Revolving Note and all Indebtedness of Borrowers will become immediately due and payable, all without notice of any kind to Borrowers, except that in the case of type described in the "Insolvency" subsection above, such acceleration shall be automatic and not optional.

     Upon the occurrence of an Event of Default, Bank may increase the rate of interest borne by the Revolving Note to the default rate of interest provided for under the Revolving Note, proceed to realize upon the Collateral under the terms of the Collateral Documents, and/or exercise any other rights which it has by law or contract (which rights shall be cumulative in nature).

     Section 10.2. Waivers by Borrowers. Except as otherwise provided for in this Agreement and by applicable law, Borrowers waive (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Bank on which Borrowers may in any way be liable and hereby ratifies and confirms whatever Bank may do in this regard, (ii) all rights to notice and a hearing prior to Bank's taking possession or control of, or to Bank's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Bank to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Each Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Collateral Documents, and the transactions evidenced by this Agreement and other Collateral Documents.


                                   ARTICLE XI

                                  MISCELLANEOUS


     Section 11.1. No Waiver; Modification in Writing. No failure or delay on the part of Bank in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. No amendment, modification or waiver of any provision of this Agreement or of the Revolving Note, nor consent to any departure by either Borrower therefrom, shall in any event be effective unless the same shall be in writing signed by or on behalf of Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on either Borrower in any case shall entitle either Borrower to any other or further notice or demand in similar or other circumstances.

     Section 11.2. Payment on Non-Business Day. Whenever any payment to be made hereunder or on account of the Revolving Note shall be scheduled to become due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest and fees payable hereunder or on account of the Revolving Note.

     Section 11.3. Addresses for Notices. All notices and communications provided for hereunder shall be in writing and, shall be mailed, by certified mail, return receipt requested, or delivered as set forth below unless any person named below shall notify the others in writing of another address, in which case notices and communications shall be mailed, by certified mail, return receipt requested, or delivered to such other address.

           If to Bank:

                    Hibernia National Bank
                    P. O. Box 61540
                    New Orleans, LA  70161
                    Attention:  Manager-Energy/Maritime Department

           If to Borrowers:

                    Emerging Alpha Corporation
                    1751 Red Oak Drive
                    Houston, TX  77090
                    Attention: Mr. Jerry W. Jarrell


     Section 11.4. Fees and Expenses. Borrowers agree to pay all fees, costs and expenses of Bank in connection with the preparation, execution and delivery of this Agreement, and all Related Documents to be executed in connection herewith and subsequent modifications or amendments to any of the foregoing, including without limitation, the reasonable fees and disbursements of counsel to Bank, and to pay all costs and expenses of Bank in connection with the enforcement of this Agreement, the Revolving Note or the other Related Documents, including reasonable legal fees and disbursements arising in connection therewith. Borrowers agree to pay all costs associated with the issuance of any insurance coverages, appraisals and field examinations of Borrowers' property which may be required by this Agreement and any of the Related Documents. Borrowers also agree to pay, and to save Bank harmless from any delay in paying stamp and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of this Agreement, the Revolving Note, the other Related Documents, or any modification thereof.

     Section 11.5. Security Interest and Right of Set-off. Bank shall have a continuing security interest in, as well as the right to set-off the obligations of Borrowers hereunder against, all funds which either Borrower may maintain on deposit with Bank (with the exception of funds deposited in Borrowers' accounts in trust for third parties or funds deposited in pension accounts, IRA's, Keogh accounts and All Saver Certificates), and Bank shall have a lien upon and a security interest in all property of either Borrower in Bank's possession or control which shall secure the Indebtedness of Borrowers.

     Section 11.6. Waiver of Marshaling. Borrowers shall not at any time hereafter assert any right under any law pertaining to marshaling (whether of assets or liens) and Borrowers expressly agree that Bank may execute or foreclose upon the Collateral in such order and manner as Bank, in its sole discretion, deems appropriate.

     Section 11.7. Governing Law. This Agreement and the Revolving Note shall be deemed to be contracts made under the laws of the State of Louisiana and for all purposes shall be construed in accordance with the laws of said State.

     Section 11.8. Consent to Loan Participation. Borrowers agree and consent to Bank's sale or transfer, whether now or later, of one or more participation interests in the Indebtedness of the Borrowers arising pursuant to this Agreement to one or more purchasers, whether related or unrelated to Bank. Bank may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Bank may have about Borrowers or about any other matter relating to such Indebtedness, and Borrowers hereby waive any rights to privacy it may have with respect to such matters. Borrowers additionally waive any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Borrowers also agree that the purchasers of any such participation interest will be considered as the absolute owners of such interests in such Indebtedness.

     Section 11.9. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. (a) BORROWERS AND BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO WHICH BORROWERS AND BANK MAY BE PARTIES, ARISING OUT OF OR IN ANY WAY PERTAINING TO (i) THE REVOLVING NOTE, (ii) THIS AGREEMENT, (iii) THE COLLATERAL DOCUMENTS OR (iv) THE COLLATERAL. IT IS AGREED AND UNDERSTOOD THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH ACTIONS OR PROCEEDINGS, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS AGREEMENT. THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY MADE BY THE BORROWERS AND THE BANK, AND THE BORROWERS AND THE BANK HEREBY REPRESENT THAT NO REPRESENTATIONS OF FACT OR OPINION HAVE BEEN MADE BY ANY INDIVIDUAL TO INDUCE THIS

WAIVER OF TRIAL BY JURY OR TO IN ANY WAY MODIFY OR NULLIFY ITS EFFECT. EACH OF THE BORROWERS AND THE BANK EACH FURTHER REPRESENTS THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS AGREEMENT AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

     (b) EACH BORROWER HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE COURTS OF LOUISIANA AND THE FEDERAL COURTS IN LOUISIANA AND AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR BROUGHT TO ENFORCE THE PROVISIONS OF THE REVOLVING NOTE, THIS AGREEMENT AND/OR THE COLLATERAL DOCUMENTS MAY BE BROUGHT IN ANY COURT HAVING SUBJECT MATTER JURISDICTION.

     Section 11.10. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

     Section 11.11. Headings. Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.



                              EMERGING ALPHA CORPORATION


                              By:              /S/ JERRY W. JARRELL
                                  ----------------------------------------------
                                     Jerry W. Jarrell, Chief Financial Officer


                              GAS JACK, INC.


                              By:              /S/ JERRY W. JARRELL
                                  ----------------------------------------------
                                     Jerry W. Jarrell, Chief Financial Officer


                              HIBERNIA NATIONAL BANK


                              By:              /S/ NANCY MORAGAS
                                  ----------------------------------------------
                              Printed Name:        Nancy Moragas
                              Title:        Assistant Vice President